AMENDMENT NO. 1 TO
SMART SAND, INC. AMENDED AND RESTATED
2016 OMNIBUS INCENTIVE PLAN
This Amendment No. 1 (the “Amendment”) to the Smart Sand, Inc. Amended and Restated 2016 Omnibus Incentive Plan (the “Plan”) is effective as of June 7, 2022, the date it was approved by the Company’s stockholders. Capitalized terms used but not defined herein have the same meanings as in the Plan.
WHEREAS, the Company currently awards incentive compensation to Eligible Recipients under the Plan, which was approved by the Board on April 3, 2020 and by the Company’s stockholders on June 2, 2020.
WHEREAS, the Company desires to amend the Plan to increase the number of shares of Common Stock reserved for issuance under the Plan by 3,900,000 shares.
WHEREAS, this Amendment requires the approval of the Company’s stockholders.
WHEREAS, the Board, upon the recommendation of the Compensation Committee, which has been designated as the Committee by the Board under Section 2.12 and Section 3.1 of the Plan, approved this Amendment on April 21, 2022, subject to the approval of the Company’s stockholders at the Company’s 2022 Annual Meeting of Stockholders, to increase the number of shares of Common Stock reserved for issuance under the Plan by 3,900,000 shares, from 5,999,513 shares to 9,899,513 shares, and to amend the Plan as set forth in this Amendment.
NOW, THEREFORE, the Plan shall be amended as follows:
1.Section 4.1(a) of the Plan is hereby amended and restated in its entirety to read:
“9,899,513 shares; and”
2.Section 4.2 of the Plan is hereby amended and restated in its entirety to read:
“Restrictions on Incentive Stock Options. Notwithstanding any other provisions of this Plan to the contrary and subject to adjustment as provided in Section 4.5 of this Plan, the maximum number of shares of Common Stock that will be available for issuance pursuant to Incentive Stock Options under this Plan will be 9,889,513 shares.”
3.Except as modified herein, all other terms and conditions of the Plan shall remain in full force and effect, and in the event of a conflict between this Amendment and the Plan, this Amendment shall control.